EX-99.77J REVALUATN

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended August 31, 2014, the Geneva Advisors All Cap Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(43)
Accumulated Net Realized Gain/(Loss)   $43
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2014, the PMC Core Fixed Income Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $70,033
Accumulated Net Realized Gain/(Loss)   $(162,169)
Paid-in Capital      $92,136

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2014, the PMC Diversified Equity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(139,727)
Accumulated Net Realized Gain/(Loss)   $(1,137,922)
Paid-in Capital      $1,277,649

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2014, the Geneva Advisors Equity Income Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $1,562,266
Accumulated Net Realized Gain/(Loss)   $(1,518,817)
Paid-in Capital      $(43,449)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2014, the Performance Trust Strategic Bond Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $847,612
Accumulated Net Realized Gain/(Loss)   $(847,612)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2014, the Samson STRONG Nations Currency Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(1,730,043)
Accumulated Net Realized Gain/(Loss)   $1,730,966
Paid-in Capital      $(923)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2014, the Geneva Advisors International Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $684
Accumulated Net Realized Gain/(Loss)   $(683)
Paid-in Capital      $(1)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2014, the Geneva Advisors Small Cap Opportunities Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $19
Accumulated Net Realized Gain/(Loss)   $-
Paid-in Capital      $(19)

The reclassifications have no effect on net assets or net asset value per share.